EXHIBIT 10.26

CHANGE ORDER FORM
COP Technical Bulletin #4, Stage 2 Flare Tie-Ins, Additional DCS Furniture, Non-Redline Items

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00014 DATE OF CHANGE ORDER: September 5, 2012

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
Per Article 6.1.B of the Agreement, Parties agree to implement COP Technical Bulletin #4 which changes piping metallurgy from carbon steel to stainless steel in the refrigeration compressor suction piping and associated flanges. A copy of COP Bulletin #4 is attached as Exhibit A to this Change Order. This Change Order also includes the additional controls associated with COP Technical Bulletin #4 recommended by COP to Cheniere. The additional controls list is Exhibit B to this Change Order.

2.	Per Article 6.1.B of the Agreement, Parties agree to add the following additional DCS furniture for stacked space:

a.	Two (2) additional displays for HIS 0755

b.	Two (2) additional displays for HIS 0756

c.	Two (2) additional displays for HIS 0757

d.	Two (2) additional displays for HIS 0758

e.	Two (2) displays for Cheniere E-Mail, Logbook personal computer.

3.
Per Article 6.1.B of the Agreement, Parties agree that Bechtel will install tie-in valves for stage 2 flare system. Current refrigerant area and BOG system currently shares commonality between Stage 1 and Stage 2 with ties into Stage 1 flare system only. Installing the tie-in valves for stage 2 is necessary to avoid a complete shutdown of Train 1 and Train 2.

a.	P&ID's M6-0010-00107 and M6-1010-00107 associated with the stage 2 flare tie-ins are attached as Exhibit C to this Change Order.

4.	The Non-Redline Action Items described in Exhibit D of this Change Order are hereby added to the scope of work under the Agreement.

5.	This Contract Change Order will increase the Contract price by a fixed lump sum amount of $7,125,052. Accordingly, the Agreement is modified as follows:

a.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone(s) listed in Exhibit E of this Change Order.

6.	The overall cost breakdown data for all changes is provided in Exhibit F of this Change Order.

7.	The cost breakdown data for COP Technical Bulletin #4 is provided in Exhibit G of this Change Order.

8.	The cost breakdown data for the additional DCS furniture is provided in Exhibit H of this Change Order.

9.	The cost breakdown data for installing the tie-in valves for the Stage 2 flare system is provided in Exhibit I of this Change Order.

10.	The cost breakdown data for the Non-Redline Action Items is provided in Exhibit J of this Change Order

Adjustment to Contract Price
The original Contract Price was................................................................................................................................$3,900,000,000
Net change by previously authorized Change Orders (#0001-00013) .....................................................................$ 59,649,341
The Contract Price prior to this Change Order was..................................................................................................$3,959,649,341
The Contract Price will be (increased) by this Change Order
in the amount of .......................................................................................................................................................$ 7,125,052
The new Contract Price including this Change Order will be..................................................................................$3,966,774,393

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See sections 5, 6, 7, 8, 9, 10 and Exhibit E, F, G, H, I, and J of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ J. Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Project Management	Sr. Vice President
Title	Title
September 26, 2012	September 7, 2012
Date of Signing	Date of Signing

CHANGE ORDER FORM
LNG Static Mixer, Additional Walkways for Hudson Coolers, Early EPC Additional Reimbursement, Credit
to Change Order 00014 Negotiation

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00015 DATE OF CHANGE ORDER: November 8, 2012,

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
Per Article 6.1.B of the Agreement, Parties agree Bechtel will install two (2) static mixers, one on each pair of the LNG loading lines to the East and West Jetty locations in the Existing Facility. This work was previously within Sabine Pass Liquefaction, LLC's scope and therefore excluded from the LSTK proposal provided by Bechtel. There is no performance specification at the outlet of the static mixer governing the degree of mixing required. Computational Fluid Dynamic (CFD) simulations were based on a SPL, LLC. specified mixing efficiency of at least 95%. Each mixer will be fabricated in 2 sections which will be welded (no flanges) and contain 2 internal orifice plates which will be 70% open by diameter. The middle section will be 48” in diameter and the end connections will be 30”. The mixer will contain an analyzer probe port.

a.
Any modifications, including structural and piping supports to the Existing Facility identified by the revisions to G&HES transient analysis (25611-200-K0R-DK-00001-00B dated July 18, 2011) are excluded. The transient analysis is expected to be completed in 1Q 2013. Final assessment of the LNG static mixer design can be completed at that time.

b.
Any modifications to existing facilities or the new LNG in-tank Pumps identified by the revisions to the pump network study and the revised LNG in-tank Pump calculations are excluded. Final verification of the ship loading hydraulic study (25697-100-M0R-24-00001 dated May 30, 2012) and the in-tank pump calculation (25697-100-MPC-24-0P101) will be completed in 1Q 2013.

c.	Attachment X of the Agreement will be updated to include the addition of the two static mixers.

d.
The Previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was *** U.S. Dollars ($***) and *** hours for direct craft. This Change Order will amend the previous values respectively to *** U.S. Dollars ($***) and *** hours.

e.
The previous Aggregate Provisional Sum after the executed Change Order CO-00011, dated August 8, 2012 included Two Hundred Sixty Two Million, One Hundred Ninety Four Thousand, Four Hundred and Forty Four U.S. Dollars ($262,194,444). This Change Order will amend that value and the new value shall be Two Hundred Sixty Two Million, Five Hundred Forty Thousand, Seven Hundred and Fifty One U.S. Dollars ($262,540,751).

2.
Per Article 6.1.B of the Agreement, Parties agree that Bechtel will add six (6) interconnected walkways per train between each alternative air cooler bay. Additionally, Bechtel will provide additional lighting to the extended access walkways. The basis of these additions is to provide secondary access for plant personnel.

3.	An adjustment for a miscalculation on the Early Works Credit Recap dated September 5, 2012 will be applied to this Change Order.

4.	Bechtel will credit SPL as a concession to the professional service costs in Change Order 00014.

5.	The Second Sentence to Attachment A, page A-1 is hereby amended by:

•	deleting the phrase “The priority of between these documents is set forth in Section 1.3 of Attachment A, Schedule A-1.”

•	replacing it with “The priority of between these documents is set forth in Section 1.4 of Attachment A, Schedule A-1.”

6.
This Contract Change Order will increase the Contract price by an amount of $2,551,141. The breakdown of this amount is $2,204,834 lump sum increase and $346,307 increase in aggregate provisional sum as noted in Section 1.e of this Change Order. Accordingly, the Agreement is modified as follows:

a.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone(s) listed in Exhibit A of this Change Order.

7.	The overall cost breakdown data for all changes is provided in Exhibit B of this Change Order.

8.	The cost breakdown data for the addition of the 2 static mixers is provided in Exhibit C of this Change Order.

9.	The cost breakdown data for the additions of the walkways and lighting to the air cooler bays is provided in Exhibit D of this Change Order.

10.	The cost breakdown data for the miscalculation to the Early Works Credit Recap is provided in Exhibit E of this Change Order.

11.	The cost breakdown data for the concession to professional service costs in Change Order 00014 is provided in Exhibit F of this Change Order.

12.	The cost breakdown for the addition to the Existing Facility Labor Provisional Sum is provided in Exhibit G of this Change Order.

13.	The drawing depicting the locations of the Static Mixers is attached as Exhibit H of this Change Order.

14.	The drawing depicting the locations of the interconnected walkways is attached as Exhibit I of this Change Order.

Adjustment to Contract Price
The original Contract Price was ...............................................................................................................................$3,900,000,000
Net change by previously authorized Change Orders (#0001-00014) .....................................................................$ 66,774,393
The Contract Price prior to this Change Order was .................................................................................................$3,966,774,393
The Contract Price will be (increased) by this Change Order
in the amount of.........................................................................................................................................................$ 2,551,141
The new Contract Price including this Change Order will be ..................................................................................$3,969,325,534

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See sections 1.d, 1.e, 6, 7, 8, 9, 10, 11 and Exhibit A, B, C, D, E, F, and G of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order, with the exception of the actions and deliverables specified in Item 1.a - 1.e, shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ Sergio Buoncristiano
Owner	Contractor
Ed Lehotsky	Segio Buoncristiano
Name	Name
VP LNG Project Management	Principal Vice President
Title	Title
November 20, 2012	November 9, 2012
Date of Signing	Date of Signing

CHANGE ORDER FORM

Second Delay in Full Placement of Insurance Program

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-0016 DATE OF CHANGE ORDER: October 29, 2012

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.	Sections 1.A9(e) of Attachment O is hereby amended and restated as follows:

(e)
Sum Insured: The insurance policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) insure not less than $1,000,000,000 commencing at LNTP and insure one hundred percent (100%) of the Facility's insurable values commencing no later March 31, 2013, (iii) value losses at replacement cost, without deduction for physical depreciation or obsolesce including custom duties, Taxes and fees and (iv) insure loss or damage from earth movement without a sub-limit, (v) insure property loss or damage from flood and named windstorm with a sub-limit not less than $150,000,000 commencing at LNTP, provided that such sub-limit shall increase to an amount that is not less than $500,000,000 no later than fifty-six (56) Days after NTP, and such sub-limit in the event of a named windstorm shall apply to the combined loss covered under Section 1.A.9 Builder's Risk and Section 1.A.10 Builder's Risk Delayed Startup, and (vi) insure loss or damage from strikes, riots and civil commotion with a sub-limit not less than $100,000,000.

2.	Section 1.3 of Attachment EE is hereby amended as follows:
1.3    Insurance Provisional Sum

The Aggregate Provisional Sum contains a Provisional Sum of *** U.S. Dollars (U.S.$***) (“Insurance Provisional Sum”) for the cost of insurance premiums for the insurance required to be provided by Contractor in accordance with Attachment O (other than workers compensation and employer liability insurance) (the “Project Insurances”). Contractor shall notify Owner in writing no later than March 31, 2013 of the actual cost of the insurance premiums charged to Contractor by Contractor's insurance carrier for the Project Insurances (“Actual Insurance Cost”), which Actual Insurance Cost shall be adequately documented by Contractor. If the Actual Insurance Cost is less than the Insurance Provisional Sum, Owner shall be entitled to a Change Order reducing the Contract Price by such difference. If the Actual Insurance Cost is greater than the Insurance Provisional Sum, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference. Contractor shall be responsible for the placement of the Project Insurances required to be provided by Contractor in accordance with Attachment O, provided that Contractor shall reasonably cooperate with Owner to minimize such Actual Insurance Cost to the extent reasonably practicable.

The Contract Price has been based upon naming the Owner Group as additional insureds on the commercial general liability and umbrella or excess liability policies specified in Section 1A.2 and 1A.4 of Attachment O and providing sudden and accidental pollution liability coverage (including clean up on or off the Site) under such commercial general liability policy. Accordingly, should (i) the insurance provider(s) charge any additional premium for naming the Owner Group as named insureds under such policies as compared to naming the Owner Group as additional insureds or (ii) Contractor not be able to procure such sudden and accidental liability coverage and, instead, is required to procure a stand-alone pollution policy, Contractor shall be entitled to a Change Order increasing the Contract Price in the actual amount of such increased premium associated with naming the Owner Group as named insureds rather than additional insureds or procurement of such stand-alone pollution policy.

Adjustment to Contract Price
No Adjustment to Contract Price associated with CO-00016

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Adjustment to other Changed Criteria: if no changes or impact; attach additional documentation if necessary): N/A

Adjustment to Payment Schedule: N/A

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ J. Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Project Management	Sr. Vice President
Title	Title
November 7, 2012	October 29, 2012
Date of Signing	Date of Signing

CHANGE ORDER FORM
Condensate Header

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00017 DATE OF CHANGE ORDER: December 3, 2012

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
Per Article 6.1.B of the Agreement, Parties agree Bechtel will add a condensate header originating at the battery limits of ISBL Trains 1 and 2 and terminating at a point southeast of LNG Tank S-104. The scope of work includes:

a.
Design and installation of a condensate header originating at the battery limits of Trains 1 and 2 and terminating at a pipe rack location southeast of LNG Tank S-101. Refer to Exhibit D of this Change Order for the overall pipe routing of the new condensate header.

b.	The condensate delivery pressure will be 10 psig at the location and mid-level pipe rack elevation of 145'-6” as shown in Exhibit B of this Change Order.

c.
Hydraulic calculation to confirm the line sizes and delivery pressure shown in Exhibits A, B, and C of this Change Order. The line sizes shown in Exhibits A and C are based on a normal condensate flow of 24 gallons per minute (gpm) per train and a total normal output of 96 gpm for four (4) trains.

d.	6 inch double block and bleed tie-in valves will be provided in Stage 1 for the future Stage 2 condensate header from Trains 3 and 4 as shown in Exhibits A and C of this Change Order.

e.	Exhibit C of this Change Order shows the applicable P&ID markups for this work.

f.	Exhibit D of this Change Order shows the Greenfield and Brownfield scope of work delineation.

g.	Attachment X of the Agreement will be updated to include the addition of the condensate header.

h.
The previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was ***#U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to *** U.S. Dollars ($***) and *** hours.

i.
The previous Aggregate Provisional Sum after Change Order CO-0015, dated November 8, 2012, was Two Hundred Sixty Two Million, Five Hundred Forty Thousand, Seven Hundred and Fifty One U.S. Dollars ($262,540,751). This Change Order will amend that value and the new value shall be Two Hundred Sixty Three Million, Five Hundred Eighty Four Thousand, Three Hundred Seventy Seven U.S. Dollars ($263,584,377).

2.	The following are clarifications and exclusions related to this work:

a.	No pre-investment piping for Stage 2 to be provided, only double block and bleed tie-in valves are to be provided near the southwest corner of Train 1.

b.	No off-specification condensate handling system will be provided. Handling of off-specification condensate from Unit 18 will be Sabine Pass Liquefaction, LLC's responsibility.

c.	No isolation valves to be provided at the Sabine Pass Liquefaction, LLC. / Bechtel interface location. Isolation valves are already provided at the battery limit of each LNG train.

d.
Sabine Pass Liquefaction, LLC. / Bechtel tie-in interface will be located at the mid-level pipe rack, elevation 145'-6”, rather than the lower level originally requested by Sabine Pass Liquefaction, LLC due to lack of space at the lower level.

e.
The safety review of Unit 23 and closure of Action items 363 and 364 from the Unit 18 HAZOP will be Sabine Pass Liquefaction, LLC's responsibility and is excluded from this Change Order. See Attachment E of this Change Order.

f.	Any modifications to systems upstream of Sabine Pass Liquefaction, LLC's scope of work, as a result of the subsequent Unit 23 safety review are excluded from the scope of this Change Order.

3.
This Contract Change Order will increase the Contract price by a fixed lump sum amount of $2,534,523. The breakdown of this amount is a $1,490,897 lump sum increase and a $1,043,626 increase in aggregate provisional sum as noted in Section 1.i of this Change Order. Accordingly, the Agreement is modified as follows:

a.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone(s) listed in Exhibit F of this Change Order.

4.	The overall cost breakdown data for all changes is provided in Exhibit G of this Change Order.

5.	The cost breakdown data for the addition to the Existing Facility Labor Provisional Sum is provided in Exhibit H of this Change Order.

Adjustment to Contract Price
The original Contract Price was................................................................................................................................$3,900,000,000
Net change by previously authorized Change Orders (#0001-00016) .....................................................................$ 69,325,534
The Contract Price prior to this Change Order was...................................................................................................$3,969,325,534
The Contract Price will be (increased) by this Change Order
in the amount of.........................................................................................................................................................$ 2,534,523
The new Contract Price including this Change Order will be...................................................................................$3,971,860,057

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See sections 1.g, 1.h, 3, 4, 5 and Exhibits F, G, and H of this Change Order.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives.

/s/ Ed Lehotsky	/s/ J. Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Project Management	Sr. Vice President
Title	Title
December 21, 2012	December 12, 2012
Date of Signing	Date of Signing

CHANGE ORDER FORM
Increase in Power Requirements to Cheniere Buildings

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00018 DATE OF CHANGE ORDER: January 17, 2013

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1. Per Article 6.1.B of the Agreement, Parties agree Bechtel will provide the material, labor, and subcontract cost for additional electrical requirements to the O&M and Warehouse buildings. The scope of work includes:

a.	Changing normal power feeder cable to the new O&M building electrical room to 600A/480V with the trip set at 490A.

b.	Adding standby 1OOA/480V feeder to electrical room of new O&M building.

2.	Per Article 6.1.B of the Agreement, Parties agree Bechtel will provide additional electrical equipment needed for the design change to support spare power requirements. The scope of work includes:

a.	Adding four (4) new 13.8 13.8kV sections including all instrumentation and relaying, with the exception of circuit breakers.

b.	Converting spare breakers included in the new Synch bus into a spare feeder.

c.	Converting equipped space included in the new Synch bus into a spare feeder.
d. PMS circuitry is a requirement for this expansion.

e.	Exhibit A of this Change Order shows the proposed modifications referenced above.

3. This Contract Change Order will increase the Contract price by an amount of $681,444. The breakdown of this amount is a $598,430 lump sum increase and an $83,014 increase in aggregate provisional sum as noted in item 5 of this Change Order. Accordingly, the Agreement is modified as follows:

a.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the Milestone(s) listed in Exhibit B of this Change Order.

4.
The previous Existing Facility Labor Provisional Sum in Article 2.2 of Attachment EE of the Agreement was to U.S. Dollars ($***) and *** hours. This Change Order will amend the previous values respectively to U.S. Dollars ($***) and

*** hours.

5. The previous Aggregate Provisional Sum after Change Order C0-0017, dated December 21, 2012, was Two Hundred Sixty Three Million, Five Hundred Eighty Four Thousand, Three Hundred Seventy Seven U.S. Dollars ($263,584,377). This Change Order will amend that value and the new value shall be Two Hundred Sixty Three Million, Six Hundred Sixty Seven Thousand, Three Hundred Ninety One U.S. Dollars ($263,667,391).
6. The overall cost breakdown data for all changes is provided in Exhibit C of this Change Order.

7. The cost breakdown data for the addition to the Existing Facility Labor Provisional Sum is provided in Exhibit D of this Change Order.

Adjustment to Contract Price
The original Contract Price was .............................................................................................................................$3,900,000,000
Net change by previously authorized Change Orders (#0001-00017)....................................................................$ 71,860,057
The Contract Price prior to this Change Order was ...............................................................................................$3,971,860,057
The Contract Price will be (increased) by this Change Order
in the amount of .....................................................................................................................................................$     681,444
The new Contract Price including this Change Order will be ................................................................................$3,972,541,501

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert NIA if no dates modified): No impact to Project
Schedule.

Adjustment to other Changed Criteria (insert NIA if no changes or impact; attach additional documentation if necessary)
Adjustment to Payment Schedule: Yes. See sections 3, 4, 5 and Exhibits B, C, and D of this Change Order.
Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Design Basis: N/A
Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A orB:
.     .
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon tanged Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____Contractor_____ Owner

~~[B] This change order shall not constitute a full and final settlement and accord and satisfaction of all effects of the~~
~~change reflected in this Change Order upon tanged Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____Contractor    _____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties' duly authorized representatives

/s/ Ed Lehotsky	/s/ Sergio Buoncristiano
Owner	Contractor
Ed Lehotsky	Segio Buoncristiano
Name	Name
VP LNG Project Management	Principal Vice President
Title	Title
February 4, 2013	January 18, 2013
Date of Signing	Date of Signing